UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
April 21, 2006

Date of Report (Date of earliest event reported)
OSI PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15190	13-3159796

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
41 Pinelawn Road
               Melville, NY 11747
(Address of principal executive offices)
               (631) 962-2000
(Registrant’s telephone number, including area code)
               N/A
(Former name or former address,
if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.
     On April 21, 2006, OSI Pharmaceuticals, Inc. (“OSI”) announced that the Nominating Committee of its Board of Directors has set the slate of nominees for election at the annual meeting of its stockholders to be held on June 14, 2006. A copy of OSI’s press release, dated April 21, 2006, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Where You Can Find Additional Information
      OSI intends to file a Proxy Statement with the Securities and Exchange Commission (SEC) in connection with OSI’s Annual Meeting of Stockholders to be held on June 14, 2006. The Proxy Statement will be mailed to the stockholders of OSI to consider and vote upon matters including the election of directors. Investors and stockholders are urged to carefully read the Proxy Statement filed with the SEC when it becomes available because it will contain important information. Investors and stockholders may obtain free copies of this document (when it is available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. These documents can also be obtained for free from OSI by directing a request to OSI Investor Relations at 631-962-2000.

ITEM 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release, dated April 21, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2006	OSI PHARMACEUTICALS, INC.
	By:	/s/ Barbara A. Wood
		Name:	Barbara A. Wood
		Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated April 21, 2006.